EXHIBIT 10.1

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of June 21, 2010, is by and among Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), each of the Designated Borrowers party hereto, each of Lenders party hereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used and not otherwise defined in this Fourth Amendment shall have the respective meanings ascribed to them in the Credit Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Credit Agreement dated as of October 14, 2005, as amended by the First Amendment to Credit Agreement dated as of October 6, 2006, the Second Amendment to Credit Agreement dated as of August 13, 2007 and the Third Amendment to Credit Agreement dated as of February 13, 2009 (as the same may be modified and amended from time to time, including by this Fourth Amendment, the “Credit Agreement”); and

WHEREAS, the Company has requested, and the other parties hereto have agreed to, among other things: (i) increase the aggregate Commitment available under the Credit Agreement to One Hundred Seventy Five Million Dollars ($175,000,000); (ii) extend the Maturity Date to June     , 2014; and (iii) amend certain other provisions of the Credit Agreement on the terms and conditions contained herein; and

WHEREAS, the Commitments for the requested increases being provided pursuant to this Fourth Amendment are, in part, being provided by Lenders who were not party to the Credit Agreement prior the Fourth Amendment Effective Date (as hereinafter defined) (the “New Lenders”) and, in part, by Lenders who were party to the Credit Agreement prior the Fourth Amendment Effective Date (the “Existing Lenders”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Fourth Amendment, the Credit Agreement is hereby amended as follows, effective as of the Fourth Amendment Effective Date, except as otherwise expressly set forth herein:

(a) Syndication Agent, Joint-Lead Arrangers and Sole Book Manager. The following institutions hereby hold the following titles with respect to the Credit Agreement: (i) Citizens Bank of Pennsylvania, as Syndication Agent, Joint-Book Manager and Joint-Lead Arranger; (ii) Banc of America Securities LLC, as Joint-Book Manager and Joint-Lead Arranger; and (iii) PNC Bank, N.A., as Documentation Agent.

(b) Schedule 2.01 (Commitments and Applicable Percentages). Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached to this Fourth Amendment.

(c) Exhibit C. Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibits C-1 and C-2 attached to this Fourth Amendment.

(d) Amended and Restated Definitions. Section 1.01 of the Credit Agreement is amended by amending and restating the following definitions, to read in their entireties as follows:

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Applicable Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Lender” means each of the lenders from time to time party to this Agreement (as amended from time to time) and, for the avoidance of doubt, includes the Swing Line Lender as the context requires.

“Maturity Date” means June 21, 2014.

“Note” means each of the Second Amended and Restated Notes and the Fourth Amendment Notes, and “Notes” means, collectively, all or some of such Second Amended and Restated Notes and Fourth Amendment Notes.

“Permitted Acquisition” means any purchase of or investments in the capital stock or other equity or assets of any entity by any Borrower or any Subsidiary:

(a) provided that the aggregate purchase price for all such acquisitions and investments made in any fiscal year does not exceed $100,000,000 in the aggregate in total consideration (including cash and non-cash consideration); and provided further that, the aggregate amount of any such cash consideration in excess of $75,000,000 is derived from proceeds from any issuance of equity within the twelve (12) month period immediately preceding the closing date of such acquisition or investment.

(b) provided that if after giving effect to such acquisition and any related dispositions of assets purchased in connection therewith, the Borrower or Subsidiary is in compliance with Section 7.07 (Change in Nature of Business);

(c) provided that the aggregate value of all “Unrelated Lines of Business” acquired and continuing to be held after the Closing Date pursuant to Permitted Acquisitions does not exceed the Material Amount;

(d) provided that no Default has occurred and is continuing; and

(e) if, after giving effect to such acquisition, including without limitation, demonstrating compliance with the covenants set forth in Section 7.11 and 7.12 on a pro forma basis, including the stock or assets and liabilities then being acquired, there shall be no Default that has occurred and is continuing and the applicable Borrower will not be in default under any provision of any of the Credit Documents.

“Swing Line Sublimit” means an aggregate amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

(f) Amended Definition. Section 1.01 of the Credit Agreement is amended by amending the definition of “Applicable Rate”, as follows:

(i) The table that is contained in the definition of “Applicable Rate” is amended and restated to read in its entirety as follows:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee (in bps)	Margin for Eurocurrency Rate + Letters of Credit (in bps)	Margin for Base Rate (in bps)
1	<1.00:1	20.0	175.0	(25.0)
2	> 1.00:1 but < 2.00:1	30.0	200.0	0.0
3	> 2.00:1 but < 3.00:1	40.0	225.0	25.0
4	> 3.00:1	50.0	250.0	50.0

(ii) The proviso that immediately follows the table that is contained in the definition of “Applicable Rate” that reads “provided that in no event shall the Eurocurrency Rate plus the Applicable Rate be less than two and one-half percent (2.5%) per annum” is hereby deleted in its entirety.

(g) Additional Definitions. Section 1.01 of the Credit Agreement is further amended by adding the following additional definitions thereto, to read in their entireties as follows:

“Existing Lender” has the meaning set forth in the preamble of the Fourth Amendment.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of June 21, 2010, by and among, inter alia, the Company, the Designated Borrowers, the Lenders, and the Administrative Agent.

“Fourth Amendment Documents” means the Fourth Amendment, the Second Amended and Restated Notes, the Fourth Amendment Notes and any other documents, agreements or instruments executed and delivered in connection therewith.

“Fourth Amendment Effective Date” has the meaning set forth in Section 2 of the Fourth Amendment.

“Fourth Amendment Note” means any Note delivered to a New Lender in accordance with the terms of the Fourth Amendment in the form of Exhibit C-2 attached to the Fourth Amendment.

“New Lender” has the meaning set forth in the preamble of the Fourth Amendment.

“Second Amended and Restated Note” means any Note delivered to an Existing Lender in accordance with the terms of the Fourth Amendment in the form of Exhibit C-1 attached to the Fourth Amendment.

(h) Section 7.02(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“advances to officers, directors and employees of the Company and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes existing on the Closing Date and listed on Schedule 7.02(b), and any other advances to officers, directors and employees of the Company and its Subsidiaries for such purposes in an aggregate amount (excluding the advances listed on Schedule 7.02(b)) not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding;”

(i) Section 7.03(j) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“additional Indebtedness of Subsidiaries in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) at any time outstanding;”

Section 2. Conditions of Effectiveness. This Fourth Amendment shall become effective as of the date (the “Fourth Amendment Effective Date”) when:

(a) the Administrative Agent shall have received: (i) counterparts of this Fourth Amendment executed by each of the Borrowers, the Lenders and, acknowledged by the Administrative Agent; and (ii) the Fourth Amendment Documents executed by the parties thereto;

(b) the Company shall have paid to the Administrative Agent and/or Banc of America Securities LLC (“BAS”) those fees as set forth in that certain Fee letter between the Company, the Administrative Agent and BAS dated May 21, 2010 (the “Fee Letter”), including without limitation an upfront fee for the account of each (i) New Lender executing this Fourth Amendment in the amount of 0.50% of such New Lender’s Commitment, (ii) Existing Lender executing this Fourth Amendment in the amount of 0.25% of the portion such Existing Lender’s Commitment that it held prior to the Fourth Amendment Effective Date and which it continues to hold after the Fourth Amendment Effective Date, and (iii) Existing Lender executing this Fourth Amendment in the amount of 0.50% of the incremental portion of such Existing Lender’s Commitment that represents an increase from such Existing Lender’s Commitment prior to the Fourth Amendment Effective Date.

(c) the Administrative Agent shall have received a: (i) Secretary’s Certificate for each of the Borrowers: (A) attesting as to the incumbency of authorized officers; (B) certifying that there have been no changes in the certificate of incorporation or bylaws of the Borrowers, since the date of the Secretary’s Certificate delivered in connection with the execution and delivery of the Credit Agreement; and (C) attaching true and correct copies of evidence of authorization of the Borrowers’ execution and full performance of this Fourth Amendment, the other Fourth Amendment Documents and all other documents and actions required hereunder; and (ii) good standing or subsistence certificates from the jurisdiction of incorporation of each Borrower (or in the case of any Dutch Borrower, an extract from the commercial register showing the existence of such Dutch Borrower) certifying to the due organization and good standing of each Borrower;

(d) the Administrative Agent shall have received a favorable opinion of Drinker Biddle & Reath LLP, counsel to the domestic Borrowers and Baker & McKenzie, counsel to the Foreign Obligors in form and substance reasonably acceptable to the Administrative Agent and its counsel and addressed to the Administrative Agent and each Lender;

(e) the Company shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent invoiced to the Company in reasonable detail) incurred in connection with this Fourth Amendment; and

(f) no Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Fourth Amendment.

Section 3. Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants as follows:

(a) The execution, delivery and performance by each Borrower of the Fourth Amendment Documents, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party (other than this Fourth Amendment or the Fee Letter) or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) assuming each of the Lenders is a Professional Market Party, violate any Law. Each Borrower and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Borrower contained in each other Loan Document, are true and correct in all material respects on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 3(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 (Financial Statements; No Material Adverse Effect; No Internal Control Event) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 (Financial Statements).

(c) The Fourth Amendment Documents, when delivered hereunder, will have been, duly executed and delivered by each Borrower. The Fourth Amendment Documents, when so delivered, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, or other laws of general application affecting the rights of creditors generally or by general principles of equity.

(d) The execution, delivery and performance of the Fourth Amendment Documents by each Borrower does not require the obtaining of any consent under any material agreement or instrument by which any Borrower or its property may be bound.

(e) As of the Fourth Amendment Effective Date, after giving effect to this Fourth Amendment, no Default has occurred and is continuing.

Section 4. Reference to and Effect on the Loan Documents.

(a) On and after the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Fourth Amendment Documents. On and after the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “Lender” shall be deemed to include the terms “Existing Lender” and “New Lender.”

(b) Each Borrower hereby: (i) ratifies and affirms all the provisions of the Credit Agreement, as amended by the Fourth Amendment, and all the provisions of each of the other Loan Documents, as amended by the Fourth Amendment Documents; and (ii) agrees that the terms and conditions of the Credit Agreement, as amended by the Fourth Amendment and all of the other Loan Documents, as amended by the Fourth Amendment Documents, shall continue in full force and effect as supplemented and amended hereby.

(c) The execution, delivery and effectiveness of the Fourth Amendment Documents shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, or any right, power or remedy of the Administrative Agent or the Lenders under the Loan Documents; nor shall same be construed as or shall operate as a course of conduct or course of dealing among the parties.

(d) All terms and provisions of this Fourth Amendment shall be for the benefit of and be binding upon and enforceable by the respective successors and permitted assigns of the parties hereto.

Section 5. Joinder of New Lenders. Each New Lender executing this Fourth Amendment hereby acknowledges and agrees, by its execution and delivery of this Fourth Amendment, that it joins the Credit Agreement as a Lender thereunder, subject to all the rights and responsibilities of a Lender thereunder. Each New Lender: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) is an Eligible Assignee, (iii) from and after the Fourth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and either it, or the Person exercising discretion in making its decision to acquire its Commitments, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other Loan Document or other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and to purchase its Commitments, (vi) it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fourth Amendment and to provide its Commitments, and (vii) if it is a Foreign Lender, it has provided to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents.

Section 6. Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

Section 7. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW IS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be duly executed as of the date first above written.

QUAKER CHEMICAL CORPORATION
(a Pennsylvania corporation)

By:	/s/ Mark A. Featherstone
	Name:	Mark A. Featherstone
	Title:	VP, CFO & Treasurer

By:	/s/ D. Jeffry Benoliel
	Name:	D. Jeffry Benoliel
	Title:	VP-Global Strategy, General Counsel
& Corporate Secretary

QUAKER CHEMICAL CORPORATION
(a Delaware corporation)

By:	/s/ Mark A. Featherstone
	Name:	Mark A. Featherstone
	Title:	President and Treasurer

EPMAR CORPORATION

By:	/s/ Craig E. Bush
	Name:	Craig E. Bush
	Title:	Vice President

QUAKER CHEMICAL B.V.

By:	/s/ Mark A. Featherstone
	Name:	Mark A. Featherstone
	Title:	Authorized Representative

(Signature Page to Fourth Amendment)

QUAKER CHEMICAL EUROPE B.V.

By:	/s/ Mark A. Featherstone
	Name	: Mark A. Featherstone
	Title:	Authorized Representative

(Signature Page to Fourth Amendment)

BANK OF AMERICA, N.A. as Administrative Agent

By:	/s/ Andrew Richards
	Name:	Andrew Richards
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender, L/C Issuer and Swing Line Lender

By:	/s/ Andrew Richards
	Name:	Andrew Richards
	Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Leslie D. Broderick
	Name:	Leslie D. Broderick
	Title:	SVP

PNC BANK, N.A.

By:	/s/ John W. LaValley
	Name:	John W. LaValley
	Title:	Senior Vice President

HSBC BANK USA, N.A.

By:	/s/ Susan A. Waters
	Name:	Susan A. Waters
	Title:	Vice President

SOVEREIGN BANK

By:	/s/ Francis D. Phillips
	Name:	Francis D. Phillips
	Title:	SVP

(Signature Page to Fourth Amendment)

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$43,750,000	25%

Citizens Bank of Pennsylvania	$43,750,000	25%

PNC Bank, N.A.	$37,500,000	21.4285714%

HSBC Bank USA, N.A.	$25,000,000	14.2857143%

Sovereign Bank	$25,000,000	14.2857143%

Total	$175,000,000	100%

EXHIBIT C-1

FORM OF SECOND AMENDED AND RESTATED NOTE

$	June , 2010

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 14, 2005, as amended by the First Amendment to Credit Agreement dated as of October 6, 2006, the Second Amendment to Credit Agreement dated of August 13, 2007, the Third Amendment to Credit Agreement dated as of February 13, 2009 and the Fourth Amendment to Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quaker Chemical Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

This Second Amended and Restated Note constitutes the amendment and restatement of that certain Amended and Restated Note dated as of August 13, 2007 executed by Borrower in favor of Lender (the “Original Note”), and evidences all indebtedness previously advanced and unpaid under the Original Note. Nothing contained herein shall be deemed to constitute a novation, termination, waiver, release, satisfaction, accord or accord and satisfaction of the Original Note or any indebtedness evidenced thereby.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS SECOND AMENDED AND RESTATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

[APPLICABLE DESIGNATED BORROWERS]

By:

Name:

Title:

[COMPANY]

By:

Name:

Title:

EXHIBIT C-2

FORM OF FOURTH AMENDMENT NOTE

$	June , 2010

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 14, 2005, as amended by the First Amendment to Credit Agreement dated as of October 6, 2006, the Second Amendment to Credit Agreement dated of August 13, 2007, the Third Amendment to Credit Agreement dated as of February 13, 2009 and the Fourth Amendment to Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quaker Chemical Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS FOURTH AMENDMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

[APPLICABLE DESIGNATED BORROWERS]

By:

Name:

Title:

[COMPANY]

By:

Name:

Title: